               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 G-III Apparel Group, Ltd.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

Dear Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Thursday, June 17, 1999 at 10:00 A.M., Eastern Daylight Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103.

     The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to elect directors, to approve the adoption of the 1999 Stock Option Plan for Non-Employee Directors and to ratify the appointment of Grant Thornton LLP as the independent certified public accountants of the Company.

     At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

     Thank you for your cooperation.

                                          Very truly yours,


                                          /s/ Morris Goldfarb
                                              MORRIS GOLDFARB
                                              Chief Executive Officer

May 14, 1999

                           G-III APPAREL GROUP, LTD.
                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 17, 1999

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of G-III Apparel Group, Ltd. (the 'Company') will be held on Thursday, June 17, 1999 at 10:00 A.M., Eastern Daylight Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103, for the following purposes:

     (1) To elect nine directors to serve for the ensuing year.

     (2) To approve the adoption of the G-III Apparel Group, Ltd. 1999 Stock Option Plan For Non-Employee Directors as approved by the Board of Directors.

     (3) To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending January 31, 2000.

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on May 5, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, EACH STOCKHOLDER IS URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                          By Order of the Board of Directors

                                          WAYNE S. MILLER
                                          Secretary

New York, New York
May 14, 1999

                           G-III APPAREL GROUP, LTD.
                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018

                        --------------------------------
                                PROXY STATEMENT
                        --------------------------------
                              GENERAL INFORMATION

GENERAL

     This Proxy Statement (first mailed to stockholders on or about May 14, 1999) is furnished to the holders of Common Stock, par value $.01 per share (the 'Common Stock'), of G-III Apparel Group, Ltd. (the 'Company') in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the 'Annual Meeting'), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, June 17, 1999, at 10:00 A.M., Eastern Daylight Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103.

     It is proposed that at the Annual Meeting: (i) nine directors will be elected, (ii) the G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors (the '1999 Non-Employee Directors Plan') will be approved and (iii) the appointment of Grant Thornton LLP as the independent certified public accountants of the Company for the fiscal year ending January 31, 2000 will be ratified.

     Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Common Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by the Company prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for director as shown on the form of proxy,
(ii) the approval of the adoption of the Company's 1999 Non-Employee Directors Plan and (iii) the appointment of Grant Thornton LLP as the independent certified public accountants of the Company.

     Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby 'for' the election of each of the nominees for director as shown on the form of proxy, 'for' the approval of the adoption of the 1999 Non-Employee Directors Plan and 'for' the ratification of the appointment of Grant Thornton LLP as the independent certified public accountants of the Company, and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     On May 5, 1999, there were 6,717,921 shares of Common Stock outstanding, each of which shares is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on May 5, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. 'Broker non-votes' are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the adoption of the 1999 Non-Employee Directors Plan and for the ratification of the appointment of Grant Thornton LLP.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                      CERTAIN STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information as of April 1, 1999 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see 'Executive Compensation' below); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                                          AMOUNT AND NATURE OF       PERCENTAGE
                                                                         BENEFICIAL OWNERSHIP OF         OF
                 NAME AND ADDRESS OF BENEFICIAL OWNER                         COMMON STOCK          COMMON STOCK
----------------------------------------------------------------------   -----------------------    ------------
Aron Goldfarb(1)......................................................          1,117,705(2)            16.3%
Morris Goldfarb(1)....................................................          2,717,676(3)            38.3%
Lyle Berman ..........................................................            124,900(4)             1.8%
  433 Bushaway Road
  Wayzata, MN 55391
Thomas J. Brosig .....................................................             13,300(5)               *
  4695 Forestview Lane
  Plymouth, MN 55442
Alan Feller(1)........................................................             38,675(5)               *
Carl Katz(1)..........................................................             44,340(6)               *
Willem van Bokhorst ..................................................              5,150(5)               *
  c/o Smeets Thesseling van Bokhorst Spigt
  805 Third Avenue
  New York, NY 10022
Sigmund Weiss ........................................................              9,350(5)               *
  c/o Green & Weiss
  225 West 34th Street
  New York, NY 10001
George J. Winchell ...................................................              5,150(5)               *
  c/o Sea Oaks
  8785 Lakeside Boulevard
  Vero Beach, FL 32963
Dimensional Fund Advisors Inc.(7) ....................................            436,465                6.5%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Jeanette Nostra-Katz(1)...............................................             44,340(8)               *
Keith S. Jones(1).....................................................             40,125(5)               *
Wayne S. Miller(1)....................................................             15,000(5)               *
All directors and executive officers as a group (14 persons)..........          4,131,371(9)            55.8%

------------

*  Less than one percent.

(1) The address of such individual is c/o G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, New York 10018.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Includes 133,750 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

(3) Includes (i) 384,250 shares of Common Stock which may be acquired within 60 days upon the exercise of options; (ii) 130,000 shares of Common Stock held in a trust, of which Mr. Goldfarb's wife is one of two trustees with shared voting and dispositive power, for the benefit of Mr. Goldfarb's daughter;
    (iii) 130,000 shares of Common Stock held in a trust, of which Mr. Goldfarb's wife is one of two trustees with shared voting power, for the benefit of Mr. Goldfarb's son; and (iv) 19,889 of Common Stock owned by Mr. Goldfarb's son.

(4) Includes 15,500 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

(5) Shares may be acquired within 60 days upon the exercise of options.

(6) Consists of 3,200 shares of Common Stock which may be acquired within 60 days upon the exercise of options, 17,000 shares which are held jointly by Mr. Katz and his wife, Jeanette Nostra-Katz, and 24,140 shares of Common Stock which may be acquired within 60 days upon exercise of options held by Ms. Nostra-Katz.

(7) Information is derived from the Schedule 13G, dated February 12, 1999 (the 'DFA Schedule 13G'), filed by Dimensional Fund Advisors Inc. ('DFA'), a registered investment advisor, with the Securities and Exchange Commission. The DFA Schedule 13G states that DFA is deemed to have beneficial ownership as of December 31, 1998 of 436,465 shares of Common Stock, all of which shares are owned by advisory clients of DFA, no one of which, to the knowledge of DFA, owns more than 5% of the outstanding Common Stock. In the DFA Schedule 13G, DFA disclaims beneficial ownership of such shares.

(8) Consists of 24,140 shares of Common Stock which may be acquired within 60 days upon the exercise of options, 17,000 shares which are held jointly by Ms. Nostra-Katz and her husband, Carl Katz, and 3,200 shares of Common Stock which may be acquired within 60 days upon exercise of options held by Mr. Katz.

(9) Includes an aggregate of 688,090 shares which may be acquired within 60 days upon the exercise of options.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Nine directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are currently directors of the Company) to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The nominees, their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

                                       YEAR FIRST
                                         BECAME                           PRINCIPAL OCCUPATION
           NOMINEE              AGE     DIRECTOR                       DURING THE PAST FIVE YEARS
-----------------------------   ---    ----------   ----------------------------------------------------------------
Morris Goldfarb..............   48        1974      Co-Chairman of the Board and Chief Executive Officer of the
                                                      Company. Until April 1997, served as either President or Vice
                                                      President of the Company and its predecessors since its
                                                      formation in 1974. Director of Lakes Gaming, Inc. and Wilsons
                                                      The Leather Experts Inc.
Aron Goldfarb................   76        1974      Co-Chairman of the Board of the Company. Until December 1994,
                                                      served as either President or Vice President of the Company and its predecessors since its formation in 1974. As of
                                                      January 1, 1995, Mr. Goldfarb became a consultant to the
                                                      Company.
Lyle Berman..................   57        1989      Since February 1991, Chairman and Chief Executive Officer of
                                                      Lakes Gaming, Inc. or its predecessor, Grand Casinos, Inc.
                                                      Since May 1994, Chairman and Chief Executive Officer of
                                                      Rainforest Cafe Inc. Director of Lakes Gaming, Inc.,
                                                      Innovative Gaming Corporation of America, New Horizon Kids
                                                      Quest, Inc., Rainforest Cafe, Inc. and Wilsons The Leather
                                                      Experts Inc.
Thomas J. Brosig.............   49        1992      Mr. Brosig has been employed by Lakes Gaming, Inc. and its predecessor, Grand Casinos, Inc., for more than the past five years in various capacities and since September 1996 has
                                                      served as its President. Director of Lakes Gaming, Inc.,
                                                      Wilsons The Leather Experts Inc. and Famous Dave's of America.
Alan Feller..................   57        1995      Until October 1998, Mr. Feller was Executive Vice President,
                                                      Treasurer and Secretary of the Company. Mr. Feller was
                                                      employed by the Company from January 1990 until October 1998.
                                                      As of November 1, 1998, Mr. Feller became a consultant to the
                                                      Company.
Carl Katz....................   59        1989      Executive Vice President of the Siena Leather division ('Siena')
                                                      of the Company. Mr. Katz has been an executive of Siena since
                                                      1981.
Willem van Bokhorst..........   53        1989      Partner in the Netherlands Antilles law firm of Smeets
                                                      Thesseling van Bokhorst Spigt for more than the past five
                                                      years.
Sigmund Weiss................   78        1974      Certified public accountant since 1948. Operated a general accounting practice for the past 35 years. Served as an
                                                      accountant for the Company since its inception.
George J. Winchell...........   73        1990      Retired as Senior Vice President of W.R. Grace & Co. in 1994.
                                                      Joined W.R. Grace & Co. in 1949 and held positions with the controller's office, the Specialty Chemicals Group, the Office of the President and the Retail Group.

     Aron Goldfarb and Morris Goldfarb are father and son, respectively. Carl Katz and Jeanette Nostra-Katz, Executive Vice President of Siena and President of the Company, are married to each other.

     The Board of Directors of the Company has several committees, including an Executive Committee, Audit Committee, Option Committee and Compensation Committee. The Board of Directors held three meetings and acted by unanimous consent twice during the fiscal year ended January 31, 1999. During the fiscal year ended January 31, 1999, each director in office during such fiscal year attended not less than 75% of the aggregate number of meetings of the Board of Directors and of meetings of committees of the Board on which he served, except for Lyle Berman, Thomas J. Brosig and Aron Goldfarb.

     The Executive Committee, composed of Morris Goldfarb, Aron Goldfarb and Carl Katz, is vested with the powers of the Board of Directors, to the fullest extent permitted by law, between meetings of the Board.

     The Audit Committee, composed of Lyle Berman, Sigmund Weiss and Willem van Bokhorst, is charged with reviewing the Company's audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices. The Audit Committee met once during the fiscal year ended January 31, 1999.

     The Option Committee, composed of George Winchell and Willem van Bokhorst, is empowered to oversee and make all decisions regarding the Company's 1989 Stock Option Plan (the '1989 Plan') and its 1997 Stock Option Plan (the '1997 Plan'), functioning as the 'Committee' under both plans. The Option Committee acted by unanimous written consent three times in the fiscal year ended January 31, 1999. The G-III Apparel Group, Ltd. Stock Option Plan For Non-Employee Directors, the Company's stock option plan currently in effect which provides for annual option grants to non-employee directors of the Company (the 'Initial Non-Employee Directors Plan'), is, and the 1999 Non-Employee Directors Plan will be, administered by the Board of Directors.

     The Compensation Committee, composed of Thomas J. Brosig and Sigmund Weiss, is empowered to establish and review compensation practices and policies of the Company. The Compensation Committee is empowered to recommend and/or set the compensation for the executive officers and key employees of the Company as well as authorize and approve employment agreements.

VOTE REQUIRED

     The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

     THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE NINE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' THEIR ELECTION.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company's chief executive officer and each of the four other most highly compensated executive officers for the fiscal year ended January 31, 1999 for services in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL                   LONG-TERM
                                                        COMPENSATION(1)             COMPENSATION
                                              -----------------------------------   ------------      ALL OTHER
                                               SALARY                OTHER ANNUAL     OPTIONS        COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR(2)     ($)      BONUS ($)   COMPENSATION       (#)              ($)
----------------------------------  -------   --------   ---------   ------------   ------------   ----------------
Morris Goldfarb ..................    1999    $650,000      --           --             --             $ 36,138(4)
  Chief Executive Officer             1998    $650,000    $72,640      $ 50,000(3)     100,000         $ 35,515(4)
                                      1997    $495,000    $84,000      $ 50,000(3)      40,000         $ 14,633(4)
Jeanette Nostra Katz .............    1999    $325,000      --           --             --              --
  President                           1998    $307,692    $35,000        --             50,000          --
                                      1997    $225,000    $40,000        --             --              --
Michael Laskau ...................    1999    $210,600      --           --             --              --
  Vice President -- Women's           1998    $210,600    $17,500        --             --              --
  Non-Branded Division of G-III       1997    $210,000    $40,795(5)     --             --              --
  Leather Fashions, Inc.
Keith S. Jones ...................    1999    $205,000      --           --             --              --
  Vice President -- Foreign           1998    $198,750    $17,500        --             --              --
  Manufacturing of G-III Leather      1997    $180,000    $25,000        --             --              --
  Fashions, Inc.
Wayne Miller .....................    1999    $201,539      --           --            100,000         $ 11,176(7)
  Senior Vice President, Treasurer    1998       --         --           --             --              --
  and Secretary(6)                    1997       --         --           --             --              --
Alan Feller ......................    1999    $172,500      --           --             --             $ 57,500(9)
  Executive Vice President,           1998    $221,346    $17,500        --             --              --
  Treasurer and Secretary(8)          1997    $205,000    $25,000        --             --              --

------------

(1) Amounts reflected do not include perquisites and other personal benefits received by any named executive, which, in all instances, were less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(2) Represents the fiscal year ended January 31 of that year.

(3) Represents a contribution to a supplemental pension trust pursuant to the terms of Mr. Goldfarb's employment agreement. See 'Employment Agreement.'

(4) Amounts represent insurance premiums paid by the Company for life insurance for the benefit of Mr. Goldfarb's wife.

(5) Includes a performance bonus in the amount of $15,795 paid in fiscal 1997 with respect to fiscal 1996.

(6) Mr. Miller has been employed by the Company since April 1998.

(7) Amount represents life and long-term disability insurance premiums paid by the Company.

(8) Mr. Feller ceased being employed by the Company on October 31, 1998.

(9) Amount represents payments in connection with the termination of Mr. Feller's employment with the Company. See 'Compensation of Directors.'

     The following table sets forth information on option grants in the fiscal year ended January 31, 1999 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                               % OF TOTAL                                  VALUE AT ASSUMED
                                  NUMBER OF      OPTIONS                                   ANNUAL RATES OF
                                  SECURITIES   GRANTED TO                                       STOCK
                                  UNDERLYING    EMPLOYEES    EXERCISE                     PRICE APPRECIATION
                                   OPTIONS      IN FISCAL     PRICE       EXPIRATION             FOR
              NAME                 GRANTED       YEAR(1)      ($/SH)         DATE           OPTION TERM(2)
--------------------------------- ----------   -----------   --------   --------------   --------------------
                                                                                            5%         10%
                                                                                         ---------   --------
Wayne Miller.....................   75,000         62.5%      $ 5.50     Apr. 27, 2008   $259,419    $657,419
Wayne Miller.....................   25,000         20.8%      $ 1.75     Nov. 30, 2008   $ 27,515    $ 69,726

------------

(1) Based upon options to purchase 120,000 shares granted to all employees in the fiscal year ended January 31, 1999.

(2) These amounts represent assumed rates of appreciation in the price of the Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

     The following table sets forth information with respect to (i) stock options exercised in the fiscal year ended January 31, 1999 by the persons named in the Summary Compensation Table and (ii) unexercised stock options held by such individuals.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                   SHARES                           OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                  ACQUIRED                          FISCAL YEAR END           FISCAL YEAR END ($)(1)
                                     ON           VALUE       ---------------------------   ---------------------------
             NAME               EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  ------------   ------------   -----------   -------------   -----------   -------------

Morris Goldfarb...............       --             --          364,250         20,000       $ 199,117       $18,760
Jeanette Nostra Katz..........     80,000        $444,900        64,140            410       $   3,883       $   385
Michael Laskau................       --             --            7,000           --         $     386       $  --
Keith S. Jones................       --             --           40,125           --         $  33,887       $  --
Wayne Miller..................       --             --             --          100,000       $    --         $29,700
Alan Feller...................     10,200        $ 64,389        38,675          2,000       $  28,777       $ 1,876

------------

(1) Computed based on the difference between the last sale price per share of the Common Stock of $2.938 on January 31, 1999 and the exercise price of each option.

EMPLOYMENT AGREEMENT

     The Company has an employment agreement with Morris Goldfarb effective through January 31, 2000. The agreement renews annually unless either party notifies the other of its or his intent not to renew within 90 days of the scheduled termination date thereof. The agreement provides for a base annual salary of $650,000, with increases at the discretion of the Board of Directors. During the fiscal year ended January 31, 1997, Mr. Goldfarb was paid at the rate of $495,000 per year pursuant to his voluntarily agreeing to a reduction in his salary. Effective February 1, 1997, Mr. Goldfarb's annual salary was reinstated to $650,000. The agreement also provides for a $2,000,000 life insurance policy which names Mr. Goldfarb's wife as beneficiary and an annual incentive bonus equal to varying percentages of pre-tax income (as defined in the employment agreement) if pre-tax income exceeds $2,000,000. The percentages vary from 3% of pre-tax income in excess of $2,000,000 up to 6% of pre-tax income in excess of $2,000,000 if pre-tax income exceeds $4,000,000. Pursuant to the agreement, the Company will contribute $50,000 per year to a supplemental pension trust for Mr. Goldfarb's benefit for each year in which net after-tax income (as defined in the employment agreement) exceeds $1,500,000. In addition, pursuant to the employment agreement, in the event that Morris Goldfarb's employment is terminated (i) by the Company without cause or (ii) by Morris Goldfarb because of a material breach by the Company of the agreement, in either case at any time after a 'Change in Control' (as defined in the agreement), then Mr. Goldfarb will be entitled to receive from the Company, in general, (a) an amount equal to
2.99 times his base salary and bonus, as well as (b) certain employment-related benefits for a period of three years from the date of his termination.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive $5,000 per year, in addition to $500 for each meeting of the Board attended and $500 for each meeting of each Committee of the Board attended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors' meetings.

     Aron Goldfarb, a director of the Company, acts as a consultant to the Company and is paid at the rate of $1,000 per month for services rendered in such capacity. The Company also provides medical insurance for Mr. Goldfarb and his wife.

     Pursuant to the terms of his employment agreement which terminated effective October 31, 1998, Alan Feller, a director of the Company, is being paid at the annual rate of $230,000 for up to one year from November 1, 1998. Mr. Feller is acting as a consultant to the Company and the Company is also providing medical insurance for him during his one year consulting period.

Initial Non-Employee Directors Plan

     Pursuant to the Initial Non-Employee Directors Plan, the Company automatically granted options to purchase shares of Common Stock on an annual basis to members of its Board of Directors who were not also employees of, or consultants to, the Company (a 'Non-Employee Director'). A maximum of 31,500 shares were issuable under the Initial Non-Employee Directors Plan.

     Under the Initial Non-Employee Directors Plan, each Non-Employee Director was automatically granted an option to purchase 1,000 shares of Common Stock on the day after each annual meeting of the Company's stockholders (each, a 'Grant Date'). In June 1998, each of the five Non-Employee Directors, Lyle Berman, Thomas J. Brosig, Willem van Bokhorst, Sigmund Weiss and George J.

Winchell, was granted options to purchase 830 shares because there were not enough shares available under the Initial Non-Employee Directors Plan to accommodate a grant of an option to purchase 1,000 shares to each. All options issued under the Initial Non-Employee Directors Plan are exercisable at a per share exercise price equal to the closing sales price of a share of Common Stock on the Grant Date. The Initial Non-Employee Directors Plan will terminate on June 25, 2001, unless sooner terminated by the Board.

     In general, each option granted under the Initial Non-Employee Directors Plan becomes exercisable in equal increments of 200 shares on each of the first through fifth anniversaries of the date the option is granted, and subject to the foregoing, may be exercised during the ten year period from the date the option is granted. However, a Non-Employee Director who ceases to perform services for the Company will have three months (one year in the case of termination by reason of death or total disability) to exercise his or her outstanding options, but only to the extent otherwise exercisable under the vesting schedule.

1999 Non-Employee Directors Plan

     Having issued the maximum number of shares available under the Initial Non-Employee Directors Plan, the Board of Directors has determined that it is in the best interests of the Company to adopt the 1999 Non-Employee Directors Plan which will, among other things, serve to replace the annual options granted to Non-Employee Directors under the Initial Non-Employee Directors Plan. See 'Proposal No. 2 -- Adoption of 1999 Non-Employee Directors Plan.'

     The Board of Directors has unanimously approved the adoption of the 1999 Non-Employee Directors Plan, subject to stockholder approval, pursuant to which options to acquire a maximum aggregate of 50,000 shares of Common Stock may be granted to Non-Employee Directors. Pursuant to the 1999 Non-Employee Directors Plan, an option (the 'Initial Option') to purchase 170 shares of Common Stock was granted to each Non-Employee Director on April 28, 1999, subject to the approval of the Company's stockholders. This Initial Option is intended to make up for the shortfall in options that were to be granted in June 1998 under the Initial Non-Employee Directors Plan.

     Under the 1999 Non-Employee Directors Plan, an option to purchase at least 1,000 shares of Common Stock will be automatically granted to each Non-Employee Director on the day following the date of each annual meeting of the Company's stockholders held after the date the 1999 Non-Employee Directors Plan is adopted and during the term of the 1999 Non-Employee Directors Plan. Moreover, the Board of Directors of the Company, acting in its discretion, may (i) make a one-time grant of an option to purchase up to 10,000 shares of Common Stock to an individual who first becomes a Non-Employee Director after the date the 1999 Non-Employee Directors Plan is adopted and approved by the Company's stockholders and (ii) increase the number of shares covered by the automatic annual option grant to Non-Employee Directors to as many as 2,000 shares. The option exercise price per share of Common Stock will be the closing sales price of the Common Stock on the date of grant. Except as provided in the 1999 Non-Employee Directors Plan, the term of the option will be for a period of ten years from the date the option is granted.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities

Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     General. The Compensation Committee consists of Thomas J. Brosig and Sigmund Weiss. The Company's compensation policies have evolved over the years since the Company's initial public stock offering in December 1989. At the time of the public offering and periodically since then, the compensation levels of the Company's executive officers were reviewed and compared to officers of other publicly held apparel companies. The Company adopted the 1989 Plan in 1989 and increased the number of shares subject to the 1989 Plan in January 1992 and June 1994. In 1997, the Company adopted the 1997 Plan. The 1989 Plan and 1997 Plan are administered by the Option Committee, which is currently composed of Willem van Bokhorst and George J. Winchell.

     One of the Company's strengths is a strong management team. The compensation program is designed to enable the Company to attract, retain and reward capable employees who contribute to the Company's success. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. The Company's executive compensation policies are intended to (i) attract and retain the most highly qualified managerial and executive talent; (ii) afford appropriate incentives to produce superior performance; (iii) emphasize sustained performance by aligning rewards with stockholder interests; (iv) motivate executives and employees to achieve the Company's annual and long-term business goals; and (v) reward executives for superior individual contributions to the Company. To implement these policies, the Board of Directors designed an executive compensation program consisting, in general, of base salary, annual bonus plan and stock options.

     Under the Omnibus Budget Reconciliation Act ('OBRA') which was enacted in 1993, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for 'performance based' remuneration, including stock options. The Company expects to keep 'non-performance based' remuneration within the $1 million limit to ensure that all executive compensation will be fully deductible. Nevertheless, although the Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as 'performance based' remuneration.

     Base Salary. Base salaries reflect individual responsibilities, experience, leadership and contribution to the success of the Company. Annual salary adjustments are generally determined by evaluating the performance of the executive and any increased responsibilities assumed by the executive, the performance of the Company and the competitive marketplace. As a result of the Company's focus on controlling expenses during a challenging business environment, in the fiscal year ended January 31, 1997 ('fiscal 1997'), the Company generally maintained salaries at prior year levels except for a limited number of increases based on individual merit or a significant increase in responsibility. During the fiscal year ended January 31, 1998 ('fiscal 1998'), based on the Company's profitable operations, the Company began to grant salary increases based on performance and the competitive marketplace to executives who had received minimal or no increases for two to three years. During the fiscal year ended January 31, 1999 ('fiscal 1999'), the Company granted certain salary increases based on performance and the competitive marketplace.

     Annual Bonuses. Due to the realignment of the Company's merchandise divisions during fiscal 1997, the Company implemented a discretionary bonus program. Previously, the Company had utilized an incentive compensation program based on targeted division and overall Company performance. Under the discretionary program, if the Company's overall profit target is met, management personnel are entitled to receive bonuses, determined by Morris Goldfarb, the Chief Executive Officer of the Company, based on an evaluation of the executive's individual performance and contribution to the Company's results of operations. The Company's range of profit targets for fiscal 1997 and 1998 were met and the bonuses awarded to Ms. Nostra Katz and Messrs. Laskau, Feller and Jones are set forth in the Summary Compensation Table. Management personnel were not awarded bonuses for fiscal 1999 as profit targets were not met.

     Mr. Goldfarb has a performance-based incentive bonus provision in his employment agreement. This incentive provision is intended to recognize Mr. Goldfarb's unique role in overall management and corporate strategy and provide incentive compensation based on overall performance by the Company. Pursuant to the terms of his employment agreement, Mr. Goldfarb was paid a bonus of $84,000 with respect to fiscal 1997 and $72,640 with respect to fiscal 1998. Mr. Goldfarb was not paid a bonus with respect to fiscal 1999.

     Stock Options. The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Stock option awards provide a long-term view and incentives tied to growth in stockholder values. The Committee strongly believes that the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned.

     The Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Company's compensation strategy and business needs of the Company by achieving increased value for stockholders and retaining key employees. The Committee intends to work closely with the Option Committee to achieve these goals.

                 COMPENSATION COMMITTEE                                        OPTION COMMITTEE
                    Thomas J. Brosig                                          Willem van Bokhorst
                      Sigmund Weiss                                           George J. Winchell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Morris Goldfarb, Chief Executive Officer and a director of the Company, is a director of Lakes Gaming, Inc. Thomas J. Brosig, a director of the Company, is the President and Chief Operating Officer and a director of Lakes Gaming, Inc. Mr. Brosig served as Executive Vice President of Administration and Finance of the Company from August 1989 through March 1990.

COMPARATIVE PERFORMANCE BY THE COMPANY

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. This chart compares the Common Stock with (i) the S&P 500 Composite Index and (ii) the S&P Textiles Index, and assumes an investment of $100 on January 31, 1994 in each of the Common Stock, the stocks comprising the S&P 500 Composite Index and the stocks comprising the S&P Textile Index.

                           G-III APPAREL GROUP, LTD.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                      (JANUARY 31, 1994-JANUARY 31, 1999)

                             [PERFORMANCE GRAPH]

              G-III         S&P 500    S&P TEXTILE
1/31/94        100            100         100
1/31/95         41             99          98
1/31/96         72            134         109
1/31/97         88            166         150
1/31/98        141            207         149
1/31/99         73            271         132


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     To the Company's knowledge, except for Keith Sutton Jones, the Company's directors, executive officers and beneficial owners of more than ten percent of the Company's Common Stock are in compliance with the reporting requirements of
Section 16(a) under the Securities Exchange Act of 1934, as amended. On January 20, 1999, Keith Sutton Jones, Vice President-Foreign Manufacturing of G-III Leather Fashions, Inc., filed a late Form 4 to report transactions that occurred in September 1998 and a late Form 4 to report transactions that occurred in December 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 1986, the New York City Industrial Development Agency ('IDA') issued $1,442,000 of floating rate Industrial Development Revenue Bonds to a commercial bank for the purpose of acquiring and renovating real property located at 345 West 37th Street in New York City (the '345 Property'). Simultaneously, the IDA leased the 345 Property for a term of 15 years to 345 West 37th Corp. ('345 Corp.'), a company owned and managed by Morris Goldfarb and Aron Goldfarb, for sublease to a subsidiary of the Company as its headquarters. Monthly rental payments are due under the sublease in an amount equal to the aggregate of all amounts due under the bonds (including principal, redemption premium, if any, and interest), plus real estate taxes and building operating expenses. Two of the Company's subsidiaries and Morris Goldfarb and Aron Goldfarb (collectively, the 'Guarantors'), have jointly and severally guaranteed the payments and obligations under the lease and the payment of principal and interest on the bonds.

     In April 1988, 345 Corp. received a loan in the principal amount of $1,153,000 from the New York Job Development Authority (the 'Authority'), to assist 345 Corp. in its renovation of the 345 Property. The loan, which is financed by long-term bonds issued by the Authority, is for a period of 15 years and is repayable in principal installments of $10,689 monthly, plus interest at a variable rate, not to exceed 1 1/2% above the Authority's cost of the funds loaned. At January 31, 1999, the interest rate on and the outstanding principal amount of the loan were 8.25% and approximately $481,000, respectively. Each of the Guarantors has guaranteed the loan.

     Each of Morris Goldfarb and Lyle Berman and/or related family partnerships or trusts for the benefit of their children are beneficial owners of an aggregate of more than 10% of the fully diluted common equity of Wilsons The Leather Experts Inc. ('Wilsons'), a retail leather apparel chain. Each of Mr. Goldfarb and Mr. Berman is also a director of Wilsons. During the year ended January 31, 1999, sales by the Company to Wilsons accounted for approximately $8.2 million of the Company's net sales.

         PROPOSAL NO. 2 -- ADOPTION OF 1999 NON-EMPLOYEE DIRECTORS PLAN

     On April 28, 1999, the Board of Directors of the Company unanimously adopted, subject to stockholder approval, the 1999 Non-Employee Directors Plan which, among other things, will replace the Company's Initial Non-Employee Directors Plan that was adopted in 1991. There are no more options available for grant under the Initial Non-Employee Directors Plan.

     The Board of Directors believes that the continued growth and success of the Company will depend, in large part, upon the ability of the Company to attract to its Board of Directors knowledgeable persons who, through their efforts and expertise, can make a significant contribution to the success of the Company's business and to provide incentive for these directors to work for the best interests of the Company and its stockholders through ownership of the Company's Common Stock. In assessing the recommendation of the Board of Directors, stockholders should consider that all current directors of the Company other than Morris Goldfarb, Aron Goldfarb, Alan Feller and Carl Katz (who are not eligible to participate in the 1999 Non-Employee Directors Plan) will benefit from the adoption of the 1999 Non-Employee Directors Plan and thus may be viewed to have a conflict of interest. The primary features of the 1999 Non-Employee Directors Plan are summarized below. The full text of the 1999 Non-Employee Directors Plan is set forth in Appendix A to this Proxy Statement and the following discussion is qualified in its entirety by reference thereto.

DESCRIPTION OF THE 1999 NON-EMPLOYEE DIRECTORS PLAN

     Pursuant to the 1999 Non-Employee Directors Plan, the Company will automatically grant options on an annual basis to Non-Employee Directors. Subject to the approval of the stockholders of the Company and to appropriate adjustments in the event of stock splits and certain other capital changes, a maximum of 50,000 shares of Common Stock may be issued under the 1999 Non-Employee Directors Plan. On April 28, 1999, pursuant to the 1999 Non-Employee Directors Plan, an option to purchase 170 shares of Common Stock at an exercise price of $2.00 per share, the closing sales price of the Common Stock on April 28, 1999, was granted to each of Lyle Berman, Thomas J. Brosig,

Willem van Bokhorst, Sigmund Weiss and George J. Winchell, subject to the approval of the Company's stockholders. These options were granted to make up for the shortfall in options that were to be granted in June 1998 because there were not enough shares available for issuance under the Initial Non-Employee Directors Plan to make the 1998 annual grant of an option to purchase 1,000 shares to each Non-Employee Director. These five Non-Employee Directors are the directors currently eligible for grants under the 1999 Non-Employee Directors Plan.

     On the day after each annual meeting of the Company's stockholders, each Non-Employee Director will automatically be granted an option to purchase 1,000 shares of Common Stock. The 1999 Non-Employee Directors Plan further provides that the Board of Directors of the Company, acting in its discretion, may (i) make a one-time grant of an option to purchase up to 10,000 shares of Common Stock to an individual when he or she first becomes a Non-Employee Director and
(ii) increase the number of shares covered by any annual option grant to a Non-Employee Director to as many as 2,000 shares. All options will be exercisable at a per share exercise price equal to the closing sales price of a share of Common Stock on the date of grant. The Plan will terminate on April 28, 2009, unless sooner terminated by the Board of Directors.

     In general, unless otherwise determined by the Board of Directors, an option granted under the 1999 Non-Employee Directors Plan will become exercisable in equal increments on each of the first through fifth anniversaries of the date the option is granted, and subject to the foregoing, may be exercised during the ten-year period from the date the option is granted. In the event a Non-Employee Director ceases to perform services for the Company, such person will generally have three months (one year in the case of termination by reason of death or total disability) to exercise such person's options, but only to the extent otherwise exercisable under the vesting schedule. Unless otherwise determined by the Board of Directors, options may not be transferred during the lifetime of an optionee. The 1999 Non-Employee Directors Plan further provides that (i) in the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, the Board shall make an appropriate adjustment to the aggregate number of shares of Common Stock that may be sold under the 1999 Non-Employee Directors Plan and to the number of shares and the exercise price per share covered by any outstanding options and (ii) in the event of a merger, sale of assets or similar transaction which results in a replacement of the Company's shares of Common Stock with stock or other securities of another company, the Board may make arrangements to replace any outstanding options with comparable options to purchase the stock or securities of such other company. In the absence of an arrangement for the replacement options, each outstanding option will become exercisable in full and any such option which is not exercised within the time period specified by the Board of Directors will thereupon terminate.

     The 1999 Non-Employee Directors Plan will be administered by the Board of Directors of the Company. The Board of Directors may amend or terminate the 1999 Non-Employee Directors Plan, except that, in general, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the 1999 Non-Employee Directors Plan will require the approval of the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     An optionee will not realize taxable income upon the grant of an option. In general, optionees will realize ordinary income when an option is exercised equal to the excess of the value of the stock over the exercise price (i.e., option spread), and the Company will receive a corresponding deduction.

However, if the optionee is subject to 'short swing' profits liability under
Section 16(b) of the Securities Exchange Act of 1934, as amended, the optionee will generally recognize ordinary income on the date such restrictions lapse unless an early income election is made. Capital gain or loss on a later sale of the stock will generally be equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income realized on exercise.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented at the Annual Meeting of Stockholders is required for the adoption of the Company's 1999 Non-Employee Directors Plan as set forth in Proposal No. 2.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL THEREOF.

                 PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT
                  OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The stockholders will be asked to ratify the appointment of Grant Thornton LLP as the independent certified public accountants of the Company for the fiscal year ending January 31, 2000. Grant Thornton LLP audited the financial statements of the Company for the fiscal year ended January 31, 1999. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if such person desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL THEREOF.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2000 must be received by the Company no later than January 18, 2000 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors
                                          WAYNE S. MILLER
                                          Secretary

Dated: May 14, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: G-III APPAREL GROUP, LTD., ATTENTION: CORPORATE SECRETARY, 512 SEVENTH AVENUE, NEW YORK, NEW YORK 10018.

                                                                      APPENDIX A

                           G-III APPAREL GROUP, LTD.
               1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     1. PURPOSE. The purpose of the 1999 Stock Option Plan for Non-Employee Directors (the 'Plan') is to enable G-III Apparel Group, Ltd., a Delaware corporation (the 'Company'), to provide compensatory stock options to members of its Board of Directors (the 'Board') who are not employees of, or consultants to, the Company or its affiliates ('Non-Employee Directors').

     2. STOCK SUBJECT TO THE PLAN. The Company may sell a total of 50,000 shares of its common stock, $.01 par value (the 'Common Stock'), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. Shares of Common Stock covered by the unexercised portion of an option which terminates or expires by its terms, by cancellation or otherwise, will remain issuable under the Plan.

     3. ADMINISTRATION. Subject to the provisions of the Plan and applicable law, the Board, acting in its sole and absolute discretion, will have full power and authority to interpret, apply and administer the Plan. The decision of the Board as to any disputed question arising in connection with the Plan or any option granted under the Plan will be final and conclusive on all persons.

     4. OPTION GRANTS. An option to purchase 170 shares of Common Stock will be granted on the date the Plan is adopted by the Board to each Non-Employee Director who is then serving as such, subject to approval of the Plan by the Company's stockholders. An option to purchase at least 1,000 shares of Common Stock will be granted to each Non-Employee Director on the day following the date of each annual meeting of the Company's stockholders held after the date the Plan is adopted by the Board and during the term of the Plan. The Board, acting in its discretion, may make a one-time grant of an option to purchase up to 10,000 shares of Common Stock to an individual who first becomes a Non-Employee Director after the date the Plan is adopted and approved by the Company's stockholders. The Board, acting in its discretion, may increase the number of shares covered by any annual option grant to as many as 2,000 shares.

     5. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan will be evidenced by a written agreement or certificate containing such terms and conditions as the Board may prescribe, subject to the provisions of the Plan.

     (a) Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan will be equal to the fair market value of a share of Common Stock on the date the option is granted. For purposes of the Plan, the fair market value of a share of Common Stock on any date will be the closing sale price per share as published by a national securities exchange on which shares of Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date or, if shares of Common Stock are not listed on a national securities exchange on such date, the average of the bid and asked prices in the over the counter market at the close of trading on such date.

     (b) Option Period Expiration. Unless sooner terminated or exercised, any option granted under the Plan will expire no more than ten years after the date the option is granted.

     (c) Exercisability of Options. Unless otherwise specified by the Board at or after the time an option is granted, and unless sooner terminated, an option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous service with the Company following the date of grant:

    FULL         INCREMENTAL       CUMULATIVE
  YEARS OF      PERCENTAGE OF     PERCENTAGE OF
 CONTINUOUS        OPTION            OPTION
  SERVICE        EXERCISABLE       EXERCISABLE
------------    -------------     -------------

Less than 1           0%                 0%
1                    20%                20%
2                    20%                40%
3                    20%                60%
4                    20%                80%
5 or more            20%               100%

     (d) Exercise of Options. All or part of the exercisable portion of an option may be exercised at any time during the term of the option, subject to such minimum exercise conditions as the Board may prescribe. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment in full of the purchase price together with the amount, if any, deemed necessary by the Company to satisfy its income tax withholding obligation attributable to such exercise (unless other arrangements acceptable to the Company are made for the satisfaction of such withholding obligations).

     (e) Payment of Exercise Price. The purchase price of Common Stock acquired under the Plan will be payable in cash and/or such other form of payment as may be permitted by the Board, including, without limitation, shares of Common Stock which have been owned by the optionee for at least six months. The Board may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years. If the purchase price is paid with previously-owned shares, then, for the purpose of applying the 50,000 share limit of Section 2, the number of shares sold will be equal to the net increase in the number of shares owned by the optionee as a result of the stock-for-stock exercise.

     (f) Buy Out and Settlement. At any time, and from time to time, the Company may offer to purchase an outstanding option on such terms and conditions as the Board deems appropriate.

     (g) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made. The holder of an option will have no rights as a stockholder with respect to shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments will be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

     (h) Transferability of Options. Options granted under the Plan may not be assigned or transferred other than upon the optionee's death to a beneficiary designated by the optionee in a manner acceptable to the Board or, if no designated beneficiary survives the optionee, pursuant to the optionee's will or by the laws of descent and distribution. Any such option will be exercisable during the optionee's lifetime only by the optionee. Notwithstanding the foregoing, the Board, acting in its discretion, may permit and prescribe conditions for an inter vivos transfer of an option granted under the Plan.

     (i) Termination of Service. Unless otherwise determined by the Board either when an option is granted or, if no rights of the optionee are thereby reduced, at any time thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to exercise of vested options held by an optionee at the termination of the optionee's service with the Company. If an optionee ceases to perform services for the Company for any reason other than death or disability, then each outstanding vested option granted to him or her under the Plan will terminate on the date three months after the date of such termination of service but in no event after the expiration of the stated term of the option. If an optionee's service terminates by reason of the optionee's death or disability (or if the optionee's service terminates by reason of disability and the optionee dies within one year after such termination of service), then any then outstanding vested option held by the optionee will expire on the first anniversary of the date of such termination of service (or one year after the later death of a disabled optionee) but in no event after the expiration of the stated term of the option.

     (j) Changes in Capital Stock. In case of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, the Board will make an appropriate adjustment to the aggregate number of shares of Common Stock that may be sold under the Plan and to the number of shares and the exercise price per share covered by any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company's shares of Common Stock with stock or other securities of another company, the Board may make arrangements to replace any outstanding options with comparable options to purchase the stock or securities of such other company. In the absence of an arrangement for the replacement options, each outstanding option will become exercisable in full and any such option which is not exercised within the time period specified by the Board will thereupon terminate.

     (k) Other Provisions. The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     6. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan shall be subject to the approval of the stockholders of the Company. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

     7. NO RIGHTS CONFERRED. Nothing contained herein will be deemed to give any individual a right to receive a discretionary award under the Plan or interfere with the right of the Company to terminate his or her service with the Company, as a director or otherwise.

     8. GOVERNING LAW. The Plan and each option granted hereunder will be governed by the internal laws of the State of Delaware.

     9. TERM OF THE PLAN. The Plan is effective on the date of its adoption by the Board, subject to approval by the Company's stockholders at their next annual meeting, and, unless sooner terminated, the Plan will terminate on the tenth anniversary of the effective date. Options outstanding when the Plan terminates will not be affected solely by reason of the termination, provided, however, that the grant of an option under the Plan before the Plan is approved by the Company's stockholders will be subject to such approval.

                                 APPENDIX 1

                           G-III APPAREL GROUP, LTD.
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 1999

   The undersigned, a stockholder of G-III Apparel Group, Ltd. (the 'Corporation'), hereby constitutes and appoints Morris Goldfarb, Aron Goldfarb and Wayne S. Miller and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 17, 1999, and at any and all adjournments or postponements thereof, as follows:

   (1) ELECTION OF DIRECTORS

[ ] FOR the nominees listed below (except as marked  [ ] WITHHOLDING AUTHORITY to vote for
  to the contrary below)                               all the nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Nominees: Morris Goldfarb, Aron Goldfarb, Lyle Berman, Thomas J. Brosig, Alan
          Feller, Carl Katz, Willem van Bokhorst, Sigmund Weiss and George J. Winchell

   (2) PROPOSAL TO APPROVE THE ADOPTION OF THE G-III APPAREL GROUP, LTD. 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                        [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

   (3) PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP

                        [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

   (4) In their discretion upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

                                                    (Continued on reverse side.)

(Continued)

   Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1, 2 and 3 above. IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 AND 3.

   Any and all proxies heretofore given by the undersigned are hereby revoked.

                                                   Dated: ______________________
                                                   _____________________________
                                                   _____________________________
                                                   Please sign exactly as your
                                                   name(s) appear hereon. If
                                                   shares are held by two or
                                                   more persons each should
                                                   sign. Trustees, executors and
                                                   other fiduciaries should
                                                   indicate their capacity.
                                                   Shares held by corporations,
                                                   partnerships, associations,
                                                   etc. should be signed by an
                                                   authorized person, giving
                                                   full title or authority.

           PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE